Exhibit 99.1

DARK PULSE, INC. & U.K. SUBSIDIARY, OPTILAN, OPEN NEW STATE-OF-THE-ART U.K. HEADQUARTERS

NEW YORK, New York –November 1, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced the Company and its subsidiary, Optilan, the leading communications and security systems integrator have secured leases for two new facilities located in Warwickshire in the U.K. The new facilities reinforce the Company’s innovative culture and commitment to providing industry-leading technology.

The Company and Optilan have leased a new manufacturing and storage facility and a separate U.K.-based office headquarters (HQ). These new facilities represent a number of key investments the Company and Optilan are currently making to support future growth aspirations including the recently rolled out Enterprise Resource Planning system (ERP). Warwickshire is recognised as a regional hub for world class research, manufacturing, and engineering services, which reflects the positioning of the Company and Optilan.

The new Manufacturing and Storage facility has been fitted out with all necessary modern equipment to support the delivery of security and telecommunication integrated systems. This investment reinforces the Company’s innovative culture and commitment to providing industry-leading technology.

Optilan has recently focused its energy on opening a new U.K. HQ. Specifically, the interior office layout has been configured to enhance the working environment for the employees and encourage cross-collaboration between departments to allow for more efficient day to day operations. The refurbishment of the building wholly merits its award earlier this year from the British Council for Offices (BCO) under the category of ‘Refurbished and Recycled Workplace’.

Bill Bayliss, Chief Executive Officer of Optilan, said “Optilan’s new U.K. HQ and manufacturing facility are an important investment that opens a new chapter in Optilan’s history. This next step is part of the transformation of our group to provide a U.K. head office that reflects its values and strategy. A space where the future is brought about as a result of increased collaboration. Our colleagues here at Optilan are the pillar of our success. For this reason, we have set our sights on providing a work environment with enhanced facilities that keep pace with our aspirations to embrace innovation and progressive thinking with everything we do. The fit-out is due to commence shortly before welcoming our employees to the new office.”

The locations of Optilan’s new facilities will be as follows:

Manufacturing and Storage facility:

Unit 8, Titan Business Centre, Tachbrook Park, Warwick, Warwickshire CV34 6RR, U.K.

U,K. Headquarters:

Ground Floor, Kantar, Olympus Avenue, Tachbrook Park, Warwickshire, CV34 6RJ, U.K.

About Optilan

Optilan, which has recently been acquired by DarkPulse, Inc., is a leading communications and security integrator for businesses, industries and governments, specialising in the provision of bespoke telecommunications solutions for energy, critical national infrastructure, pipeline, and rail projects. Optilan offers customers tailored and innovative solutions that deliver value for money, resilience, and flexibility.

Optilan has a global presence with additional offices in UAE, Azerbaijan, Turkey and India. Optilan employs 150 people on a full-time basis in addition to field experts brought in for specific projects.

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company’s fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbour Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contacts

Alex Williams, Media Zoo +44 (0) 7793207325

Katja Benischke, Optilan, +44 (0) 1926 864999

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